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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


               Pursuant to Section 13 or 15(d) of the Securities
                              Exchange Act of 1934


                        Date of Report NOVEMBER 4, 1994

                           HARKEN ENERGY CORPORATION

            (Exact name of registrant as specified in its charter)





        DELAWARE                           0-9207                            95-2841597
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(State or other jurisdiction of       (Commission File Number)         (I.R.S. Employer Identification No.)
incorporation or organization)


 2505 North Highway 360, Suite 800, Grand Prairie, Texas                75050
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(Address of principal executive offices)                             (Zip Code)



Registrant's telephone number, including area code               (817) 695-4900
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                                      N/A
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         (Former Name or Former Address, if changed Since Last Report)
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Item 1.  N/A

Item 2.  Acquisition or Disposition of Assets

         Acquisition of Additional Interest in Four Corners Properties. Pursuant to the terms of the Concession and Lease Purchase Agreement (the "Agreement") dated as of October 20, 1994, among Harken Energy Corporation ("Harken"), C.A.B. Resources, Inc. ("CAB"), Crusader, Inc. ("Crusader"), and Australian Hydrocarbons, Inc. ("AHI"), Harken has acquired an additional interest in certain oil and gas properties and related assets in the Four Corners area of the Southwestern United States. Pursuant to the Agreement, as consideration for this acquisition, Harken issued an aggregate total of 960,000 shares of restricted Harken common stock to the sellers (CAB, Crusader and AHI), assumed certain liabilities of the sellers relating to the properties, and the sellers in turn retained certain contingent liabilities related to the properties as well as retaining certain distributions made under the CHAP Venture. In this acquisition Harken acquired from the sellers approximately 20% of the joint venture interest in the CHAP Venture, a tax partnership formed to explore for and develop oil and gas reserves in the Aneth Field of the Paradox Basin in Utah, Arizona and New Mexico, primarily on the Navajo Indian Reservation. Harken, through its subsidiaries, owned approximately 50% of the CHAP Venture prior to the acquisition and continues to serve as operator for the Venture. The 960,000 restricted shares issued by Harken in this transaction contain certain demand and piggyback registration rights exercisable by the sellers. The number of shares of Harken common stock issued as a portion of the consideration for this transaction was determined based on the average closing price of Harken common stock for the five trading days immediately preceding the closing date of October 20, 1994.

         The CHAP Venture is in the business of exploring for and producing oil and gas in the Aneth Field of the Paradox Basin in Utah, Arizona and New Mexico. CHAP Venture's operations in the Paradox Basin are primarily concentrated on the Navajo Indian Reservation (the "Reservation"), which comprises portions of Arizona, New Mexico and Utah. In addition to its oil and gas operations, CHAP Venture also has an interest in a gas processing plant in the Paradox Basin. The acquisition of the sellers' interest raises Harken's total interest in the CHAP Venture to approximately 70% and increases Harken's share of daily production by approximately 40% over its previous interest.

Item 3.  N/A

Item 4.  N/A

Item 5.  N/A

Item 6.  N/A

Item 7. Audited financial statements of the CHAP Venture, along with pro forma financial statements of Harken reflecting the acquisition, will be filed subsequently using Form 8.

Item 8.  N/A
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                                   SIGNATURES




Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




                                           Harken Energy Corporation
                                                   (Registrant)





Date:  November 4, 1994                 /s/ Bruce N. Huff
                                            Bruce N. Huff, Senior Vice President
                                            and Chief Financial Officer